UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 13, 2017

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Seaport Blvd., Suite 400
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.    Submission of Matters of a Vote of Security Holders.

On June 13, 2017, Rocket Fuel Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “2017 Annual Meeting”). At the 2017 Annual Meeting, the Company’s stockholders voted upon the following items:

1.
Each of John J. Lewis and Monte Zweben was elected a Class I Director of the Company to hold office until the 2020 annual meeting of stockholders or until such director’s successor is duly elected and qualified. The votes for the election of directors are set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
John J. Lewis	25,684,172	496,864	84,945	12,103,373
Monte Zweben	22,008,831	4,173,842	83,308	12,103,373

2.
The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. The votes for the ratification of appointment of BDO USA, LLP are set forth below:

For	Against	Abstain	Broker Non-Votes
38,140,050	119,767	109,537	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By:	/s/ Stephen Snyder
Stephen Snyder
Chief Financial Officer
Date: June 14, 2017